UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 8, 2005

CELLCO PARTNERSHIP

(Exact Name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

333-92214	22-3372889

(Commission File Number)	(IRS Employer Identification No.)

180 Washington Valley Road Bedminster, NJ	07921

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 306-7000

Not applicable

(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Approval of long-term incentive awards

On February 2, 2005, the Human Resources Committee of the Board of Representatives (“Human Resources Committee”) of Cellco Partnership d/b/a/ Verizon Wireless (the “Company”) approved a grant of performance stock units and restricted stock units to its executive-level employees including the named executive officers Messrs. Dennis F. Strigl, Lowell C. McAdam and Richard J. Lynch, based upon the multiplying factors previously approved by the Human Resources Committee, including those approved on November 30, 2004, as previously disclosed in the Company’s Form 8-K filed on December 6, 2004.

These performance stock units and restricted stock units were granted under the Verizon Communications Inc. (“Verizon”) Long-Term Incentive Plan (the “Plan”). Performance stock units represent shares of Verizon stock that may become payable after the completion of a three-year performance cycle. Actual payment of the performance stock units will be determined based on Verizon’s Total Shareholder Return (“TSR”) relative to the TSR of the companies that make up the Standard & Poor’s 500 and to the companies included in Verizon’s industry peer group. No performance stock units will be paid unless Verizon’s relative TSR position meets a specific minimum threshold percentage at the conclusion of the performance cycle. The value of the award may increase or decrease based on Verizon’s relative TSR position compared to that of the companies in the Standard & Poor’s 500 and the companies in Verizon’s industry peer group. The value of each performance stock unit is equal to the fair market value of a share of Verizon’s common stock on the date of the grant and will change as the value of Verizon’s common stock changes. All performance stock units that become payable under the Plan will be paid in cash.

Restricted stock units represent shares of Verizon stock that become payable after a participant has satisfied a three-year continuous employment requirement. The value of each restricted stock unit is equal to the fair market value of a share of Verizon’s common stock on the date of the grant and will change as the value of Verizon’s common stock changes. All restricted stock units that become payable under the Plan will be paid in cash.

Approval of a revised short-term incentive award

On February 8, 2005, the Human Resources Committee approved a revised 2004 short-term incentive award under the Verizon Wireless Short-Term Incentive Plan for Mr. Lynch, Executive Vice President and Chief Technical Officer, in the amount of $590,000. The revised amount was approved to correct an error made in the calculation of the short-term incentive award for Mr. Lynch previously approved by the Human Resources Committee on January 20, 2005 as disclosed in the Company’s Form 8-K filed on January 26, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CELLCO PARTNERSHIP

Date:	February 8, 2005	By:	/s/ Steven E. Zipperstein

Steven E. Zipperstein
Vice President – Legal & External Affairs,
General Counsel and Secretary